Exhibit 99.1
September 7, 2022
Dear Griffin Realty Trust, Inc. Stockholders:
On September 5, 2022, MacKenzie Northstar Fund 3, LP, MPF Blue Ridge Fund I, LLC, MacKenzie Blue Ridge Fund III, LP, and MacKenzie Badger Acquisition Co. 4, LLC (collectively, “MacKenzie”) commenced an unsolicited offer to purchase up to 1,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of Griffin Realty Trust, Inc. (“GRT”), at a price of $4.09 per share in cash (the “MacKenzie Offer”). You should expect to receive offer materials for the MacKenzie Offer, if you have not received them already. GRT is not in any way affiliated with MacKenzie and is not making any recommendation on whether you should accept or decline the MacKenzie Offer.
GRT is required by the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, to inform you of its position, if any, with respect to the MacKenzie Offer. After carefully evaluating the MacKenzie Offer and consulting with our management and such advisors as we have deemed appropriate, the board of directors of GRT (the “Board”) has determined that GRT will remain neutral and makes no recommendation on whether any holders of Common Stock should accept or decline the MacKenzie Offer.
In determining that GRT will remain neutral and make no recommendation on whether any holders of Common Stock should accept or decline the MacKenzie Offer, the Board considered, among other things, the following:
1)The most recent published net asset value per share (“NAV”) for GRT’s Common Stock was $7.42 as of June 30, 2022. The MacKenzie Offer price is $4.09 per share, or approximately 45% less than the most recently published NAV.
2)Because the shares of Common Stock are not listed on any national exchange, there is a limited market for shares of Common Stock.
3)Holders of Common Stock may not redeem their shares through GRT’s Share Redemption Plan (the “SRP”) except in connection with a stockholder’s death, qualifying disability or determination of incompetence or incapacitation in accordance with the terms of the SRP. There is a quarterly cap of $5 million on aggregate redemptions. The next redemption date under the SRP is September 30, 2022.
4)GRT has announced a strategic monetization process intended to provide stockholders with liquidity and value maximization. The strategic monetization process is expected to involve a separation transaction pursuant to which GRT will spin off a newly formed company, the assets of which will primarily consist of GRT’s industrial assets, as well as certain office assets, listing that company’s shares on a national exchange, and providing stockholders with shares of that company that will become freely tradeable. Following the separation, GRT intends to liquidate by selling the remaining assets at the optimal time and in the optimal manner, as determined by its management and Board, and distributing the net proceeds of such sales. See GRT’s Current Report on Form 8-K, dated August 5, 2022 (available on GRT’s website at www.grtreit.com and www.sec.gov). However, GRT can make no assurances as to whether the strategic monetization process described will be effected, the timing or terms of such process or whether any resulting liquidity will be available at a price in excess of the MacKenzie Offer price.
5)The MacKenzie Offer provides a means for holders of Common Stock to obtain liquidity with respect to their shares, albeit at a lower price than the most recently published NAV per share.

6)The holders of Common Stock who tender their shares will assign their right to receive distributions that are paid after October 10, 2022 (or such other date to which the MacKenzie Offer may be extended).
7)According to MacKenzie, holders of the Common Stock who tender their shares will not receive payment until MacKenzie accepts the shares for payment sometime after October 10, 2022 and by November 5, 2022, which dates may be delayed if MacKenzie extends its tender offer beyond October 10, 2022.
8)The Board makes no assurances with respect to future distributions on the Common Stock.
The Board notes each holder of Common Stock must evaluate whether to tender his or her shares of Common Stock in the MacKenzie Offer and that an individual holder of Common Stock may determine to tender based on, among other considerations, such stockholder’s individual liquidity needs. In making a decision as to whether to tender his or her shares of Common Stock in the MacKenzie Offer, each holder of Common Stock should keep in mind that the Board makes no assurances with respect to (i) future distributions (which can change periodically), (ii) the timing of providing liquidity to holders of Common Stock or the price such holder might receive upon a sale of its shares or (iii) the timing or amount of the next published NAV. Each holder of Common Stock should carefully review all of the MacKenzie Offer documents, as well as GRT’s publicly available annual, quarterly and other reports (available on its website at www.grtreit.com and www.sec.gov), and consult with its own financial, tax and other advisors and/or broker and consider his or her individual circumstances in evaluating the MacKenzie Offer before deciding whether to tender his or her shares.
In summary, GRT remains neutral with regard to the MacKenzie Offer and makes no recommendation as to whether any holder of Common Stock should accept or decline the MacKenzie Offer. GRT urges each holder of Common Stock to consult with his or her own financial, tax and other advisors and/or broker and consider his or her individual circumstances, as well as the considerations set forth in the MacKenzie Offer and in this letter.
We appreciate your trust in GRT and its Board and thank you for your continued support. Should you have any questions or need further information about your options, please feel free to contact GRT Investor Services at 800-679-2112.
Sincerely,
/s/ Kevin A. Shields
Kevin A. Shields
Chairman of the Board and Executive Chairman
Griffin Realty Trust, Inc.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this letter of GRT, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The forward-looking statements contained in this letter reflect GRT’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause GRT's actual results to differ significantly from those expressed in any forward-looking statement.
The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; the impact of the COVID-19 pandemic and resulting economic disruption on the markets in which we operate and on work-from-home trends, occupancy, rent deferrals and the financial condition of GRT’s tenants; whether any easing of the pandemic or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing and the availability and attractiveness of the terms of any such financing; anticipated asset dispositions, the availability of suitable disposition opportunities; legislative and regulatory changes that could adversely affect our business; whether we will continue to publish our net asset value on an annual basis, more frequently or at all; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry and other factors, including those risks disclosed in Part I, Item 1A “Risk Factors” and Part II, Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of GRT's most recent Annual Report on Form 10-K and Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A “Risk Factors” of the GRT's Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission. GRT cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures it makes concerning risks. While forward-looking statements reflect GRT's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this letter. Furthermore, GRT disclaims any obligation update publicly or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Additional Information and Where to Find It

In connection with its 2022 annual meeting of stockholders (“Annual Meeting”), GRT filed a definitive proxy statement on Schedule 14A on August 29, 2022, with the Securities and Exchange Commission (the “SEC”). The definitive proxy statement was first mailed to GRT stockholders entitled to vote at the Annual Meeting on or about August 29, 2022. INVESTORS AND SECURITY HOLDERS OF GRT ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE ANNUAL MEETING THAT GRT FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE BUSINESS TO BE CONDUCTED AT THE ANNUAL MEETING. The definitive proxy statement and any other documents filed by GRT with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at the “Investors” section of our website at www.grtreit.com or by writing to Griffin Realty Trust, Inc., Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245.
GRT and its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from GRT’s stockholders with respect to the Annual Meeting. Information about GRT’s directors and executive officers and their ownership of GRT securities is set forth in GRT’s definitive proxy statement for the Annual Meeting on Schedule 14A filed with the SEC on August 29, 2022. You can obtain free copies of the definitive proxy statement as described in the preceding paragraph.